UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 27, 2022 (July 21, 2022)

Commission File Number: 0-29923

Orbital Energy Group, Inc.
(Exact Name of registrant as specified in Its Charter)

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1924 Aldine Western, Houston, Texas	77038
(Address of Principal Executive Offices)	(Zip Code)

(832) 467-1420
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	OEG	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

The shareholders of Orbital Energy Group, Inc. at their July 21, 2022, annual meeting approved a Conversion Plan (the “Plan”), dated as of July 21, 2022, whereby Orbital Energy Group, Inc., a Colorado corporation (“Orbital Energy Group, Inc.”), is converted into Orbital Infrastructure Group, Inc., a Texas corporation (“Orbital Infrastructure Group, Inc.”) pursuant the Colorado Business Corporation Act, as amended (the “CBCA”) and the Colorado Corporations and Associations Act, as amended (the “CCAA”) and the Texas Business Organizations Code (the “TBOC”).  A copy of the Conversion Plan is attached hereto as Exhibit 1 and made a part hereof.

Effective after close of business on Friday, July 29, 2022 (the “Effective Time”), each outstanding share of Orbital Energy Group, Inc. common stock, par value $0.001 per share, automatically converts into one share of Orbital Infrastructure Group, Inc. common stock, par value $0.001 per share. At the Effective Time, each share of Orbital Energy Group, Inc. Preferred Stock par value $0.001 per share automatically converts into one share of preferred stock, par value $0.001 per share, of Orbital Infrastructure Group, Inc.

The shares of Orbital Energy Group, Inc. Common Stock now trade on The Nasdaq Stock Exchange under the symbol "OEG" automatically represents, without any action of the shareholders, the same number of shares of Orbital Infrastructure Group, Inc. on The Nasdaq Stock Exchange under the new trading symbol "OIG".  The Orbital Energy Group, Inc. shareholders do not need to exchange their stock certificates as a result of the Plan.

This Current Report on Form 8-K is being filed for the purpose of establishing Orbital Infrastructure Group, Inc. as the successor issuer to Orbital Energy Group, Inc. pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Pursuant to Rule 12g-3(a) under the Exchange Act, the registered shares of Common Stock of Orbital Energy Group, Inc. are deemed registered stock of Orbital Infrastructure Group, Inc., as successor issuer, under Section 12(b) of the Exchange Act.

Item 2.03 - Creation of A Direct Financial Obligation or an Obligation Under Off-Balance Sheet Arrangement of a Registrant.

As a result of the Plan, as of the Effective Time, Orbital Infrastructure Group, Inc. will assume and succeed to, by operation of law, all of the prior liabilities and obligations of Orbital Energy Group, Inc. and such liabilities and obligations may be enforced against Orbital Infrastructure Group, Inc. to the same extent as if Orbital Infrastructure Group, Inc. had, itself, incurred or contracted all such liabilities and obligations. For more information concerning these liabilities and obligations, see generally the Plan attached hereto and made a part hereof.

Orbital Energy Group, Inc. Annual Report on Form 10-K and 10-K/A for the year ended December 31, 2021, Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022 and Current Reports on Form 8-K filed prior to the date hereof, are incorporated herein by reference. The information included under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.03 - Material Modification to Rights of Security Holders.

As previously disclosed, the Plan was adopted by the holders of Orbital Energy Group, Inc. Common Stock at the annual meeting of the shareholders of Orbital Energy Group, Inc. held July 21, 2022.

As of the Effective Time, pursuant to the Plan, each outstanding share of Orbital Energy Group, Inc. Common Stock automatically converts into one share of Orbital Infrastructure Group, Inc. Common Stock to be traded on Nasdaq under the new trading symbol "OIG".  As a result of the Plan, as of the Effective Time, the rights of the holders of the Orbital Infrastructure Group, Inc. Common Stock are governed by the Company's Certificate of Formation and the Company's Bylaws copies of which are attached hereto as Exhibit 2 and Exhibit 3, respectively, and incorporated herein by reference.

A comparison of the differences between the Colorado and Texas corporation laws, as well as certain differences between the Certificate of Formation/Articles of Incorporation and Bylaws before and after the adoption of the Plan is contained in Proposal Five of the Schedule 14A filed by Orbital Energy Group, Inc. on June 2, 2022. The information included under Items 1.01 and 2.01 of this Current Report on Form 8-K is also incorporated into this Item 3.03 by reference.

Item 5.03 - Amendment to Articles of Incorporation or Bylaws; Change In Fiscal Year.

The Certificate of Formation and Bylaws of Orbital Infrastructure Group, Inc. became effective at the Effective Time. At the Effective Time, the Company's Certificate of Formation and Bylaws included amendments to change the Company's name from "Orbital Energy Group, Inc." to "Orbital Infrastructure Group, Inc."  The description contained in this Item 5.03 does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Formation and Bylaws, each of which reflects such name change and are attached hereto and incorporated herein by reference.  The information included under Item 2.01 of this Current Report on Form 8-K is also incorporated into this Item 5.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1       Plan of Conversion of Orbital Energy Group, Inc., a Colorado corporation, into Orbital Infrastructure Group, Inc., a Texas corporation.

2       Certificate of Formation

3       Bylaws

104   Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 27th day of July 2022.

Orbital Energy Group, Inc.
(Registrant)

By:	/s/ William J. Clough
William J. Clough
Chief Legal Officer